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EXHIBIT 4.0(B)      AMENDED AND RESTATED BAYONNE BANCSHARES, INC.
                    1995 RECOGNITION AND RETENTION PLAN




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                  AMENDED AND RESTATED BAYONNE BANCSHARES, INC.
                       1995 RECOGNITION AND RETENTION PLAN


1.    ESTABLISHMENT OF THE PLAN.

      First Savings Bank of New Jersey, S.L.A. (the "Bank") and Bayonne Bankshares, M.H.C. (the "M.H.C.") implemented the 1995 Recognition and Retention Plan (the "Plan") in August 1995 after the Plan was approved by stockholders in July 1995. Effective August 22, 1997, (the consummation of the Bank's conversion and reorganization) Bayonne Bancshares, Inc. (the "Company"), the parent holding company of the Bank, adopted this Plan and issued Common Stock in lieu of Bank Common Stock to this Plan in a 2.933 exchange ratio.

2.    PURPOSE OF THE PLAN.

      The purpose of the Plan is to retain Employees and Outside Directors of experience and ability by providing such persons with a proprietary interest in the Company as compensation for their contributions to the Company and its Affiliates and as an incentive to make such contribution and to promote the Company's growth and profitability in the future.

3.    DEFINITIONS.

      The following words and phrases when used in this Plan with an initial capital letter, unless the context clearly indicates otherwise, shall have the meanings set forth below. Wherever appropriate, the masculine pronoun shall include the feminine pronoun and the singular shall include the plural:

      "AFFILIATE" means any "parent corporation" or "subsidiary corporation" of the Bank or the Company, as such terms are defined in Section 424(e) and (f), respectively, of the Code.

     "AWARD" means the grant by the Committee of Restricted Stock, as provided in the Plan.

      "BANK" means First Savings Bank of New Jersey, S.L.A.

      "BENEFICIARY" means the person or persons designated by a Recipient to receive any benefits payable under the Plan in the event of such Recipient's death. Such person or persons shall be designated in writing on forms provided for this purpose by the Committee and may be changed from time to time by similar written notice to the Committee. In the absence of a written designation, the Beneficiary shall be the Recipient's surviving spouse, if any, or if none, his estate. The designation of a beneficiary does not constitute a transfer of an Award.

     "BOARD" means the Board o Directors of the Bank and the Company, as applicable.

      "CAUSE" shall mean personal dishonesty, incompetence, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, the willful


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violation of any law, rule or regulation (other than traffic violations or similar offenses) or a final cease-and-desist order. In the case of an Outside Director, Cause means a removal for cause pursuant to the Bank's Bylaws.

      "CHANGE IN CONTROL" means a change in control of the Company or the Bank of a nature that (i) would be required to be reported in response to Item 1 of the current report on Form 8-K, as in effect on the date hereof, pursuant to Sections 13 or 15(d) of the Exchange Act; (ii) results in a "change of control" or "acquisition of control" within the meaning of the regulations promulgated by the Office of Thrift Supervision ("OTS") (or its predecessor agency) found at 12 C.F.R. Part 574, as in effect on the date hereof; PROVIDED, HOWEVER, that in applying the definition of change in control as set forth under such regulations the Board of Directors shall substitute its judgment for that of the OTS; or
(iii) without limitation Change in Control shall be deemed to have occurred at such time as (A) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Bank or the Company representing 20% or more of the Bank's or the Company's outstanding securities except for any securities of the Bank purchased by the Company and any securities purchased by any tax-qualified employee benefit plan of the Bank; or (B) individuals who constitute the Board of Directors on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company's stockholders was approved by a nominating committee serving under the Incumbent Board, shall be, for purposes of this clause (B), considered as though he were a member of the Incumbent Board; or (C) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Company or similar transaction occurs in which the Bank or Company is not the resulting entity; or (D) a solicitation of shareholders of the Company, by someone other than the current management of the Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or Bank or similar transaction with one or more corporations, as a result of which the outstanding shares of the class of securities then subject to the plan are exchanged for or converted into cash or property or securities not issued by the Bank or the Company; or (E) a tender offer is made for 20% or more of the voting securities of the Bank or the Company.

      "CODE" means the Internal Revenue Code of 1986, as amended.

      "COMMITTEE" means the Committee designated by the Board, pursuant to
Section 4.02 herein to administer the Plan.

      "COMPANY" means Bayonne Bancshares, Inc.

      "COMMON STOCK" means shares of the common stock, par value of $0.10 per share, of the Company.


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      "CONTINUOUS SERVICE" means the absence of any interruption or termination of service as an Employee of the Bank, the Company or an Affiliate. Service shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Bank or the Company or in the case of transfers between payroll locations of the Bank or between the Bank, its parent, its subsidiaries or its successor. For the purposes of determining Continuous Service, an Outside Director who terminates service on the Board of Directors of the Bank and the Company but who continues to serve the Bank or Company as a Director Emeritus will not be deemed to have a termination of service under the Plan.

      "DIRECTOR" means any director of the Bank, the Company or an Affiliate.

      "DIRECTOR EMERITUS" means a former Director of the Bank, who in recognition of his past contributions to the Bank, has been titled as a director emeritus of the Bank.

      "DISABILITY" means the permanent and total inability by reason of mental or physical infirmity, or both, of an employee to perform the work customarily assigned to him. Additionally, a medical doctor selected or approved by the Board must advise the Committee that it is either not possible to determine when such Disability will terminate or that it appears probable that such Disability will be permanent during the remainder of said Participant's lifetime.

      "EFFECTIVE DATE" shall be the date adopted by the Board of Directors, following the approval of stockholders.

     "EMPLOYEE" means any person who is employed by the Bank or the Company, or an Affiliate, including officers.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "NORMAL RETIREMENT" means for an Employee retirement at the normal or early retirement date as set forth in the Bank's Employee Stock Ownership Plan, or any successor plan. For an Outside Director, Normal Retirement means retirement from service on the Board.

     "OUTSIDE DIRECTOR" means any non-employee director of the Bank, the Company or an Affiliate.

     "PLAN" means this Amended and Restated Bayonne Bancshares, Inc. 1995 Recognition and Retention Plan.

      "RECIPIENT" means an Employee or Outside Director who receives a Restricted Stock Award under the Plan.



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      "RESTRICTED PERIOD" means the period of time selected by the Committee for the purpose of determining when restrictions are in effect under Section 6 hereof with respect to Restricted Stock awarded under the Plan.

      "RESTRICTED STOCK" means shares which have been contingently awarded to a Recipient by the Committee subject to the restrictions referred to in Section 6 hereof, so long as such restrictions are in effect.

4.    ADMINISTRATION OF THE PLAN.

      4.01 ROLE OF THE COMMITTEE. The Committee shall determine and interpret the Plan. The Committee shall consist of two or more disinterested directors of the Company, who shall be appointed by the Board of Directors of the Company. A member of the Board of Directors shall be deemed to be "disinterested" only if he satisfies such requirements as the Securities and Exchange Commission may establish for non-employee directors administering plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act. The interpretation and construction by the Committee of any provisions of the Plan or of any Restricted Stock Award granted hereunder shall be final and binding. The Committee shall act by vote or written consent of a majority of its members. Subject to the express provisions and limitations of the Plan, the Committee may adopt such rules, regulations and procedures as it deems appropriate for the conduct of its affairs. The Committee shall report its actions and decisions with respect to the Plan to the Board at appropriate times, but in no event less than one time per calendar year.

      4.02 ROLE OF THE BOARD. The members of the Committee shall be appointed or approved by, and will serve at the pleasure of the Board of Directors of the Company. The Board may in its discretion from time to time remove members from, or add members to, the Committee. The Board shall have all of the powers allocated to it in this and other Sections of the Plan, may take any action under or with respect to the Plan which the Committee is authorized to take, and may reverse or override any action taken or decision made by the Committee under or with respect to the Plan, PROVIDED, HOWEVER, that except as provided in
Section 6.05, the Board may not revoke any Restricted Stock Award except in the event of Revocation for Cause, or with respect to unearned Restricted Stock Awards in the event a Recipient of a Restricted Stock Award voluntarily terminates employment.

      4.03 PLAN ADMINISTRATION RESTRICTIONS. This Plan is intended to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended. To the extent any provision of the Plan or action by Plan administrators fails to comply with this Section 4.03, such provision or action shall be deemed null and void to the extent permitted by law and deemed advisable by the Board.

      4.04 LIMITATION ON LIABILITY. No member of the Board or the Committee shall be liable for any determination made in good faith with respect to the Plan or any Restricted Stock


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Awards granted under it. If a member of the Board or the Committee is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of anything done or not done by him in such capacity under or with respect to the Plan, the Company shall indemnify such member against expense (including attorney's fees), judgements, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Bank, the Company and its Affiliates and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

5.    ELIGIBILITY AND AWARDS

     5.01 ELIGIBILITY. Employees and Outside Directors are eligible to receive Restricted Stock Awards.

      5.02 AWARDS. The Committee may determine which Employees and Outside Directors will be granted Restricted Stock Awards and the number of shares covered by each Award. Shares of Restricted Stock which are awarded by the Committee shall, on the date of the Award, be registered in the name of the Recipient and transferred to the Recipient, in accordance with the terms and conditions established under this Plan. 159,323 shares are available for Awards under this Plan. Awards to Employees and Outside Directors shall be subject to the individual and aggregate limitations imposed by the Office of Thrift Supervision regulations, as applicable.

      In the event Restricted Stock is forfeited for any reason, the Committee, from time to time, may determine which Employees and Outside Directors will be granted additional Restricted Stock Awards to be awarded from forfeited Restricted Stock. In selecting those Employees and/or Outside Directors to whom Restricted Stock Awards will be granted and the number of Restricted Stock covered by such Awards, the Committee shall consider each individual's position and responsibilities, the length and value of their services to the Company and its Affiliates, the compensation paid to the Employees, and any other factors the Committee may deem relevant, and the Committee may request the written recommendation of the Chief Executive Officer and other senior executive officers of the Company and its Affiliates. All allocations by the Committee shall be subject to review, and approval or rejection, by the Board.

      No restricted Stock shall be earned unless the Employee and/or Outside Directors maintains Continuous Service with the Bank, the Company or any Affiliate until the restrictions lapse.

      5.03 MANNER OF AWARD. As promptly as practicable after a determination is made pursuant to Section 5.02 that a Restricted Stock Award has been granted, the Committee shall notify the Recipient in writing of the grant of the Award, the number of shares of Restricted Stock covered by the Award, and the terms upon which the Restricted Stock subject to the Award may be earned. Upon notification of an Award of Restricted Stock, the Recipient shall


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execute and return to the Company a Restricted Stock agreement setting forth the terms and conditions under which the Recipient shall earn the Restricted Stock (the "Restricted Stock Agreement"), together with a stock power endorsed in blank. Thereafter, the Recipient's Restricted Stock and stock power shall be deposited with an escrow agent specified by the Company (the "Escrow Agent") who shall hold such Restricted Stock under the terms and conditions set forth in the Restricted Stock Agreement. Each certificate in respect of shares of Restricted Stock awarded under the Plan shall be registered in the name of the Recipient.

      5.04 TREATMENT OF FORFEITED SHARES. In the event shares of Restricted Stock are forfeited by a Recipient hereunder, such shares shall be returned to the Company and shall be held and accounted for by the Company pursuant to the terms of the Plan until such time as the Committee re-awards such shares to another Recipient, in accordance with the terms of the Plan and the applicable state and federal laws, rules and regulations.

6.    TERMS AND CONDITIONS OF RESTRICTED STOCK.

      The Committee shall have full and complete authority, subject to the limitations of the Plan, to grant awards of Restricted Stock and, in addition to the terms and conditions contained in paragraphs 6.01 through 6.09 of this
Section 6, to provide such other terms and conditions (which need not be identical among Recipients) in respect of such Awards, and the vesting thereof, as the Committee shall determine.

      6.01 GENERAL RULES. Unless the Committee shall specifically state to the contrary at the time a Restricted Stock Award is granted, Restricted Stock shall be earned by a Recipient at the rate of twenty percent (20%) of the aggregate number of shares covered by the Award at the end of each full twelve months of consecutive employment or service with the Bank, the Company or an Affiliate after the date of grant of the Award; PROVIDED, HOWEVER, that the Committee may provide for a less or more rapid earnings rate than set forth herein for any or all Awards awarded subsequent to the date of this Plan, subject to the prior written approval of the OTS if required.

      Subject to any such other terms and conditions as the Committee shall provide, shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered by the Recipient, except as hereinafter provided, during the Restricted Period. The Committee shall have the authority, in its discretion subject to the prior approval of the OTS, if required, to accelerate the time at which any or all of the restrictions shall lapse with respect to shares issued to Recipients, or to remove any or all of such restrictions, whenever it may determine that such action is appropriate by reason of changes in applicable tax or other laws or other changes in circumstances occurring after the commencement of such Restricted Period.

      6.02 CONTINUOUS SERVICE; FORFEITURE. Except as provided in Section 6.04 hereof, if a Recipient ceases to maintain Continuous Service for any reason (other than death or Disability as provided in Section 6.03), unless the Committee shall otherwise determine, all shares of


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Restricted Stock theretofore awarded to such Recipient and which at the time of such termination of Continuous Service are subject to the restrictions imposed by Section 6.01 shall upon such termination of Continuous Service be forfeited and returned to the Company.

      6.03 EXCEPTION FOR TERMINATION DUE TO DEATH, DISABILITY, OR NORMAL RETIREMENT. Notwithstanding the general rule contained in 6.01, Restricted Stock awarded to a Recipient whose employment with or service on the Board of the Company, Bank or an Affiliate terminates due to death or Disability, or any part of an Award of Restricted Stock that has not theretofore been earned, shall be deemed earned as of the Recipient's last day of employment with the Company or an Affiliate, or last day of service on the Board of the Bank or an Affiliate.

      Notwithstanding other provisions in this Plan, in the event of a Recipient's retirement, the Recipient's unvested Restricted Stock Awards as of the date of retirement shall be forfeited and any rights the Recipient had to such unvested Restricted Stock Awards shall become null and void; provided however, that upon the Recipient's retirement, the Committee, in its discretion, may determine that all unvested Restricted Stock Awards shall continue to vest in accordance with the Award agreement if the Recipient is immediately engaged by the Bank, the Company or an Affiliate as a consultant or advisor or continues to serve the Bank, the Company or an Affiliate as a director or advisory directory.

      6.04 EXCEPTION FOR TERMINATIONS AFTER A CHANGE IN CONTROL. Notwithstanding the general rule contained in Section 6.01, all Restricted Stock subject to a Restricted Stock Award held by a Recipient whose employment as an Employee or service as an Outside Director of the Bank, the Company or Affiliate terminates following a Change in Control of the Bank or the Company shall be deemed earned as of the Recipient's last day of employment or service with the Bank or an Affiliate.

      6.05 REVOCATION FOR CAUSE. Notwithstanding anything hereinafter to the contrary, the Board may by resolution immediately revoke, rescind and terminate any Restricted Stock Award, or portion thereof, previously awarded under this Plan, to the extent Restricted Stock has not been redelivered by the Escrow Agent to the Recipient, whether or not yet earned, in the case of an Employee or Director whose employment or service is terminated by the Bank, the Company or Affiliate for Cause, or who is discovered after termination of employment to have engaged in conduct that would have justified termination for Cause.

      6.06 RESTRICTED STOCK LEGEND. Each certificate in respect of shares of Restricted Stock awarded under the Plan shall be registered in the name of the Recipient and deposited by the Recipient, together with a stock power endorsed in blank, with the Escrow Agent and shall bear the following (or a similar) legend:

                  "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the Amended and Restated


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            Bayonne Bancshares, Inc. 1995 Recognition and Retention Plan.
            Copies of such Plan are on file in the offices of the Secretary of First Savings Bank of New Jersey, S.L.A., 568 Broadway,
            Bayonne, New Jersey 07002-3896"

      6.07 PAYMENT OF DIVIDENDS. After a Restricted Stock Award has been granted but before such Award has been earned, the Recipient shall receive any cash dividends or stock dividends paid with respect to such shares. Unless the Recipient has made an election under Section 83(b) of the Code, any dividends so paid on shares which have not yet been earned by the Recipient shall be treated as compensation income to the Recipient when paid.

      6.08 VOTING OF RESTRICTED SHARES. After a Restricted Stock Award has been granted, the Recipient, as owner of such shares, shall have the right to vote such shares.

      6.09 DELIVERY OF EARNED SHARES. At the expiration of the restrictions imposed by Section 6.01, the Escrow Agent shall redeliver to the Recipient (or where the relevant provision of Section 6.02 applies in the case of a deceased Recipient, to his Beneficiary), the certificate(s) and stock power deposited with it pursuant to Section 6.04 and the shares represented by such certificate(s) shall be free of the restrictions referred to in Section 6.01.

      6.10 STOCK SUBJECT TO THE PLAN. Shares necessary to satisfy awards of Restricted Stock may be authorized but unissued shares of the Company, or shares of common stock purchased by the Company on the open market. The Company may use dividends received from the Bank to fund the purchase in the open market of shares necessary to satisfy Awards hereunder.

7.    ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

      In the event of any change in the outstanding shares subsequent to the effective date of the Plan by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or shares of the Company, the maximum aggregate number and class of shares as to which Awards may be granted under the Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive. Any shares of stock or other securities received, as a result of any of the foregoing, by a Recipient with respect to Restricted Stock shall be subject to the same restrictions and the certificate(s) or other instruments representing or evidencing such shares or securities shall be legended and deposited with the Company in the manner provided in Section 6.06 hereof.




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8.    ASSIGNMENTS AND TRANSFERS.

      No Award nor any right or interest of a Recipient under the Plan in any instrument evidencing any Award under the Plan may be assigned, encumbered or transferred except, in the event of the death of a Recipient, by will or the laws of descent and distribution.

9.    EMPLOYEE RIGHTS UNDER THE PLAN.

      No Employee shall have a right to be selected as a Recipient nor, having been so selected, to be selected again as a Recipient and no Employee or other person shall have any claim or right to be granted an Award under the Plan or under any other incentive or similar plan of the Company or any Affiliate. Neither the Plan nor any action taken thereunder shall be construed as giving any Employee any right to be retained in the employ of the Company or any Affiliate.

10.   WITHHOLDING TAX.

      Upon the termination of the Restricted Period with respect to any shares of Restricted Stock (or at any such earlier time, if any, that an election is made by the Employee under Section 83(b) of the Code, or any successor provision thereto, to include the value of such shares in taxable income), the Company shall have the right to require the Employee or other person receiving such shares to pay the Company or an Affiliate the amount of any taxes which the Company or an Affiliate is required to withhold with respect to such shares, or, in lieu thereof, to retain or sell without notice, a sufficient number of shares held by it to cover the amount required to be withheld. The Company or an Affiliate shall have the right to deduct from all dividends paid with respect to shares of Restricted Stock the amount of any taxes which the Company or an Affiliate is required to withhold with respect to such dividend payments.

11.   AMENDMENT OR TERMINATION.

      The Board of Directors of the Company may amend, suspend or terminate the Plan or any portion thereof at any time, but (except as provided in Section 6 hereto) no amendment shall be made without approval of the stockholders of the Company which shall (i) materially increase the aggregate number of shares with respect to which Awards may be made under the Plan, (ii) materially increase the aggregate number of shares which may be subject to Awards to Recipients who are not Employees or (iii) change the class of persons eligible to participate in the Plan; PROVIDED, HOWEVER, that no such amendment, suspension or termination shall impair the rights of any Recipient, without his consent, in any Award theretofore made pursuant to the Plan.

12.   GOVERNING LAW.

      The Plan shall be governed by the laws of the State of New Jersey and federal law, to the extent applicable.



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13.   TERM OF PLAN.

        The Plan shall continue in effect for a term of fifteen years from the Effective Date unless sooner terminated under Section 11 hereof.


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